Exhibit 99.1

Contacts:	Debbie O'Brien	Stephanie Wakefield
	Corporate Communications	Investor Relations
	+ 1 650 385 5735	+ 1 650 385 5261
	dobrien@informatica.com	swakefield@informatica.com

INFORMATICA REPORTS RECORD QUARTERLY REVENUES OF $235.4 MILLION
Achieves 35 Percent Software Revenue Growth and 24 Percent Total Revenue Growth

•Third quarter software revenues of $99.8 million, up 35 percent year-over-year
•Third quarter total revenues of $235.4 million, up 24 percent year-over-year
•Third quarter GAAP earnings per diluted share of $0.09 and non-GAAP earnings per diluted share of $0.33
•Signed 87 deals over $300,000 and 23 deals over $1 million

REDWOOD CITY, Calif., October 24, 2013 - Informatica Corporation (Nasdaq:INFA), the world's number one independent provider of data integration software, today announced financial results for the third quarter ended September 30, 2013.
“Our third quarter results demonstrate that the leadership, organizational and operational changes we have implemented over the past five quarters are leading to record revenues,” said Sohaib Abbasi, chairman and chief executive officer, Informatica. “Based on our firm conviction in Informatica's long-term growth opportunity, we are increasing our investments in pioneering new technologies to benefit from emerging mega-trends such as cloud computing, big data and the Internet of Things.”
Financial Highlights for the Third Quarter Ended September 30, 2013
Total revenues for the third quarter of 2013 were $235.4 million, an increase of 24 percent from $190.3 million in the third quarter of 2012. Software revenues were $99.8 million, an increase of 35 percent from $73.9 million in the third quarter of 2012. Within software revenues, license revenues were $88.0 million, up 34 percent year-over-year, and subscription revenues were $11.8 million, up 48 percent year-over-year.
Income from operations for the third quarter of 2013, calculated in accordance with U.S. generally accepted accounting principles (GAAP), was $27.2 million, compared to $25.1 million in the third quarter of 2012.
GAAP net income for the third quarter of 2013 was $10.4 million, compared to $15.5 million in the third quarter of 2012, and GAAP net income per diluted share was $0.09, compared to $0.14 per diluted share in the third quarter of 2012.
Non-GAAP income from operations for the third quarter of 2013 was $54.0 million, up 20 percent from $45.2 million in the third quarter of 2012. Non-GAAP net income for the third quarter of 2013 was $37.1 million, up 24 percent from $30.0 million in the third quarter of 2012 and non-GAAP net income per diluted share was $0.33, up 22 percent from $0.27 per diluted share in the third quarter of 2012. Non-GAAP income from operations and non-GAAP net income exclude charges and tax benefits related to the amortization of acquired technology and intangible assets, facilities restructuring and facility lease termination costs, building operating expenses related to the headquarters move, acquisition and other charges, acquisition integration-related tax expenses, and share-based compensation. A reconciliation of GAAP results to non-GAAP results is included below.
For the nine month period ended September 30, 2013, total revenues were $672.1 million, up 17 percent from $576.8 million in the first nine months of 2012. Software revenues for the first nine months of 2013 were $279.2 million, up 18 percent from $237.3 million in the first nine months of 2012. Within software revenues, license revenues were $246.2 million, up 14 percent year-over-year, and subscription revenues were $32.9 million, up 61 percent year-over-year. GAAP income from operations for the first nine months of 2013 was $77.8 million, compared to $91.4 million in the first nine months of 2012. GAAP net income for the first nine months of 2013 was $46.5 million, compared to $62.1 million in the first nine months of 2012, and GAAP net income per diluted share was $0.42, compared to $0.55 per diluted share in the first nine months of 2012. Non-GAAP income from operations for the first nine months of 2013 was $151.8 million, up 3 percent from $147.7 million in the first nine months of 2012. Non-GAAP net income for the first nine months of 2013 was $106.0 million, up 4 percent from $101.9 million in the first nine months of 2012 and non-GAAP net income per diluted share was $0.95, up 4 percent from $0.91 per diluted share in the first nine months of 2012.
Additional Highlights Achieved Since July 2013:

•	Announced the general availability of PowerCenter Express. Designed for departments and small or mid-sized businesses, PowerCenter Express expands Informatica’s end-to-end data integration offering.

•
Announced strategic collaboration with Tableau Software. The combined solution enables business users to derive actionable insights from big data, cloud and operational information through a common trusted data access layer.

•
Named Anil Chakravarthy as Executive Vice President and Chief Product Officer. Chakravarthy brings a world-class leadership track record at enterprise software category leaders, including Symantec Corporation and VeriSign.

•
Positioned in the leaders quadrant in Gartner’s 2013 Magic Quadrant for Data Integration Tools report. The report notes that, “data integration is central to enterprises’ information infrastructure. Enterprises pursuing the frictionless sharing of data are increasingly favoring technology tools that are flexible in regard to time-to-value demands, integration patterns, optimization for cost and delivery models, and synergies with data management programs.”

•
Positioned as a leader in the Gartner 2013 Magic Quadrant for Data Quality Tools report. “The importance of the data quality discipline continues to grow,” Gartner wrote in the report. “Data quality tools provide automation for activities that would otherwise be difficult, if not impossible, to accomplish given the volumes of data and complexity of the technology landscape common in modern enterprises.”

•
Positioned as a leader in Gartner’s October 2013 Magic Quadrant for Master Data Management of Customer Data Solutions report. Gartner wrote in the report that, “The ability to create, maintain and draw on a single, trusted, shareable version of customer master data is increasingly seen as an essential requirement in commercial and noncommercial organizations to support business processes and business decision making.”

•
Included in Forrester's Top Vendors for Data Virtualization. The independent research firm, Forrester Research, cited Informatica’s “advanced” and “strong and broad data virtualization offering” across 18 key data virtualization criteria as the basis for ranking Informatica as a top vendor in its "Information Fabric 3.0, Forrester’s Reference Architecture for Enterprise Data Virtualization" report.

•
Won Ventana Research Award for Information Optimization in the IT Innovation category. Informatica Vibe, the industry’s first and only embeddable virtual data machine (VDM), was the foundation for innovation, according to Ventana.

Reclassifications
During the first quarter of 2013, Informatica performed a review of the presentation of certain of the company's revenue categories and adopted a revised presentation, which Informatica believes more accurately reflects the company's evolving product and service offerings. A change was made to rename other revenues to subscription revenues and to present subscription revenues and license revenues as software revenues. Other revenues were previously presented in services revenues. A corresponding change was made to present cost of license revenues and cost of other revenues as cost of software revenues. This change in presentation will not affect total revenues, total cost of revenues or total gross margin. Conforming changes have been made for all prior periods presented.
Conference Call and Webcast
Informatica will discuss its third quarter 2013 results on a conference call today beginning at 2:00 p.m. PT. The live conference call can be accessed at http://www.informatica.com/investor or by dialing 866-652-3154, reservation number 21099349. A replay of the call will also be available by dialing 404-537-3406, reservation number 21099349.
About Informatica
Informatica Corporation (Nasdaq:INFA) is the world's number one independent provider of data integration software. Organizations around the world rely on Informatica to realize their information potential and drive top business imperatives. Informatica Vibe, the industry’s first and only embeddable virtual data machine (VDM), powers the unique “Map Once. Deploy Anywhere.” capabilities of the Informatica Platform. Worldwide, over 5,000 enterprises depend on Informatica to fully leverage their information assets from devices to mobile to social to big data residing on-premise, in the Cloud and across social networks. For more information, call +1 650-385-5000 (1-800-653-3871 in the U.S.), or visit www.informatica.com.
Non-GAAP Financial Information
To supplement Informatica's condensed consolidated financial statements prepared and presented on a GAAP basis, Informatica uses non-GAAP financial measures of income from operations, net income and net income per share. These measures are adjusted from income from operations, net income or net income per share prepared in accordance with GAAP to exclude the charges and expenses discussed above. The presentation of these non-GAAP financial measures is not meant to be considered in isolation or as a substitute for, or superior to, income from operations, net income or net income per share prepared in accordance with GAAP.
Informatica believes the disclosure of such non-GAAP financial measures is appropriate to enhance an overall understanding of its financial performance, its financial and operational decision making and as a means to evaluate period to period comparisons. These adjustments to the Company's GAAP results are made with the intent of providing both management and investors a more complete understanding of Informatica's performance, by excluding certain expenses and expenditures such as non-cash charges and discrete charges that are infrequent in nature, such as charges related to acquisitions that may not be indicative of its underlying operating results. In addition, Informatica believes these non-GAAP financial measures are useful to investors because they allow for greater transparency into the indicators used by management as a basis for its financial and operational decision making. Informatica believes that the disclosure of these non-GAAP financial measures provides consistency and comparability of its recent financial results with its historical financial results, as well as to the operating results of similar companies in Informatica's industry, many of which present similar non-GAAP financial measures to investors. As an example, Informatica believes that it enhances comparability with similar companies' operating results by excluding stock compensation in its non-GAAP financial measures because of the different types of stock-based awards that companies may grant and because ASC 718 (“Stock Compensation”) allows companies to use different valuation methodologies and subjective assumptions. In addition, Informatica believes that both management and investors benefit from referring to these non-GAAP financial measures when planning, analyzing and forecasting future periods. There are a number of limitations related to these non-GAAP financial measures: (1) the non-GAAP measures exclude some costs that are recurring, particularly stock compensation, and we believe that stock compensation will continue to be a significant recurring expense for the foreseeable future; because stock compensation is an important part of our employees' compensation, such payments can impact their performance; and (2) the items we exclude in our non-GAAP measures may differ from the components our peer companies exclude when they report their non-GAAP measures. Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP measures and evaluating non-GAAP measures together with the corresponding measures calculated in accordance with GAAP.
Forward Looking Statements
This press release contains forward-looking statements, including those related to our long term growth opportunities. Such statements involve risks and uncertainties and actual results may differ materially from the results described in this press release. The potential risks and uncertainties that could cause actual results to differ include, among others, risks related to competition with larger companies that have longer operating histories or greater financial, technical, marketing and other resources; sales execution; and uncertainty in the state of IT spending and the growth of the market for data integration solutions. Additional risks and uncertainties are included under the caption “Risk Factors” in Informatica's Quarterly Report on Form 10-Q for the quarter ended June 30, 2013, which has been filed with the SEC and is available on our investor relations website at http://www.informatica.com. All information provided in this release is as of October 24, 2013 and Informatica undertakes no duty to update this information.
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Note: Informatica, Informatica Vibe, Informatica Platform, and Informatica PowerCenter Express, are trademarks or registered trademarks of Informatica Corporation in the United States and in jurisdictions throughout the world. All other company and product names may be trade names or trademarks of their respective owners.

INFORMATICA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Revenues:
Software	$99,826	$73,850	$279,160	$237,347
Service	135,568	116,468	392,973	339,483
Total revenues	235,394	190,318	672,133	576,830
Cost of revenues:
Software	2,710	1,511	7,353	5,779
Service	37,221	30,069	109,714	90,195
Amortization of acquired technology	5,625	5,172	16,970	16,164
Total cost of revenues	45,556	36,752	134,037	112,138
Gross profit	189,838	153,566	538,096	464,692
Operating expenses:
Research and development	42,167	35,998	123,358	105,561
Sales and marketing	94,160	73,239	267,727	213,615
General and administrative	23,159	15,692	60,827	46,369
Amortization of intangible assets	1,893	1,462	5,881	4,690
Facilities restructuring and facility lease termination costs	—	—	—	710
Acquisitions and other charges	1,253	2,036	2,467	2,389
Total operating expenses	162,632	128,427	460,260	373,334
Income from operations	27,206	25,139	77,836	91,358
Interest and other income, net	389	328	1,465	1,706
Income before income taxes	27,595	25,467	79,301	93,064
Income tax provision	17,191	9,966	32,824	30,948
Net income	$10,404	$15,501	$46,477	$62,116
Net income per share:
Basic	$0.10	$0.14	$0.43	$0.58
Diluted	$0.09	$0.14	$0.42	$0.55
Shares used in per share calculation:
Basic	108,305	108,091	108,039	107,957
Diluted	111,501	111,776	111,372	112,518

INFORMATICA CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 30, 2013	December 31, 2012
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$280,355	$190,127
Short-term investments	340,263	345,478
Accounts receivable, net of allowances of $4,691 and $5,460, respectively	162,405	171,893
Deferred tax assets	23,768	23,350
Prepaid expenses and other current assets	29,035	29,396
Total current assets	835,826	760,244
Property and equipment, net	150,772	145,474
Goodwill and intangible assets, net	570,473	577,381
Long-term deferred tax assets	30,713	24,087
Other assets	6,382	5,031
Total assets	$1,594,166	$1,512,217
Liabilities and Equity
Current liabilities:
Accounts payable and other current liabilities	$124,605	$128,742
Income taxes payable	2,418	—
Deferred revenues	253,798	241,968
Total current liabilities	380,821	370,710
Long-term deferred revenues	9,487	8,807
Long-term deferred tax liabilities	2,850	2,523
Long-term income taxes payable	26,394	21,195
Other liabilities	557	3,459
Total liabilities	420,109	406,694
Equity:
Total Informatica Corporation stockholders' equity	1,174,057	1,103,105
Noncontrolling interest	—	2,418
Total equity	1,174,057	1,105,523
Total liabilities and equity	$1,594,166	$1,512,217

INFORMATICA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Nine Months Ended September 30,
	2013	2012
Operating activities:
Net income	$46,477	$62,116
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	10,773	8,709
Share-based compensation	44,248	31,583
Deferred income taxes	(4,730)	(1,830)
Tax benefits from share-based compensation	5,312	12,577
Excess tax benefits from share-based compensation	(6,982)	(12,470)
Amortization of intangible assets and acquired technology	22,851	20,854
Other operating activities, net	(352)	939
Changes in operating assets and liabilities:
Accounts receivable	9,960	54,083
Prepaid expenses and other assets	2,893	12,626
Accounts payable and accrued liabilities	(8,002)	(30,616)
Income taxes payable	4,588	(1,894)
Accrued facilities restructuring charges	—	(23,977)
Deferred revenues	11,688	12,152
Net cash provided by operating activities	138,724	144,852
Investing activities:
Purchases of property and equipment	(16,059)	(137,599)
Purchases of investments	(267,618)	(204,515)
Investment in equity interest, net	(2,001)	(257)
Maturities and sales of investments	271,547	145,609
Business acquisitions, net of cash acquired	(7,464)	(8,438)
Net cash used in investing activities	(21,595)	(205,200)
Financing activities:
Net proceeds from issuance of common stock	46,661	38,555
Repurchases and retirement of common stock	(63,936)	(58,709)
Withholding taxes related to restricted stock units net share settlement	(6,412)	(6,243)
Payment of contingent consideration	(3,670)	(4,440)
Excess tax benefits from share-based compensation	6,982	12,470
Purchase of acquiree stock	(6,365)	—
Net cash used in financing activities	(26,740)	(18,367)
Effect of foreign exchange rate changes on cash and cash equivalents	(161)	(729)
Net increase (decrease) in cash and cash equivalents	90,228	(79,444)
Cash and cash equivalents at beginning of period	190,127	316,835
Cash and cash equivalents at end of period	$280,355	$237,391

INFORMATICA CORPORATION
GAAP TO NON-GAAP RESULTS
(in thousands, except per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Total revenues	$235,394	$190,318	$672,133	$576,830

Operating income:

GAAP operating income	$27,206	$25,139	$77,836	$91,358

Percentage of GAAP operating income to total revenues	12%	13%	12%	16%

Plus:
Amortization of acquired technology - Cost of revenues	5,625	5,172	16,970	16,164
Amortization of intangible assets - Operating expenses	1,893	1,462	5,881	4,690
Facilities restructuring and facility lease termination costs - Operating expenses	—	—	—	710
Building operating expense - Operating expenses (1)	3,178	416	4,409	771
Acquisitions and other charges - Operating expenses	1,253	2,036	2,467	2,389
Share-based compensation - Cost of revenues	1,283	1,061	4,046	3,171
Share-based compensation - Research and development	5,347	3,861	14,765	10,824
Share-based compensation - Sales and marketing	5,002	3,599	15,377	10,078
Share-based compensation - General and administrative	3,237	2,435	10,060	7,510
Non-GAAP operating income	$54,024	$45,181	$151,811	$147,665

Percentage of Non-GAAP operating income to total revenues	23%	24%	23%	26%

Net income:

GAAP net income	$10,404	$15,501	$46,477	$62,116

Plus:
Amortization of acquired technology - Cost of revenues	5,625	5,172	16,970	16,164
Amortization of intangible assets - Operating expenses	1,893	1,462	5,881	4,690
Facilities restructuring and facility lease termination costs - Operating expenses	—	—	—	710
Building operating expense - Operating expenses (1)	3,178	416	4,409	771
Acquisitions and other charges - Operating expenses	1,253	2,036	2,467	2,389
Share-based compensation - Cost of revenues	1,283	1,061	4,046	3,171
Share-based compensation - Research and development	5,347	3,861	14,765	10,824
Share-based compensation - Sales and marketing	5,002	3,599	15,377	10,078
Share-based compensation - General and administrative	3,237	2,435	10,060	7,510
Income tax adjustments	(157)	(5,568)	(14,463)	(16,496)
Non-GAAP net income	$37,065	$29,975	$105,989	$101,927

INFORMATICA CORPORATION
GAAP TO NON-GAAP RESULTS
(in thousands, except per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Diluted net income per share:

Diluted GAAP net income per share	$0.09	$0.14	$0.42	$0.55
Plus:
Amortization of acquired technology	0.05	0.05	0.15	0.15
Amortization of intangible assets	0.02	0.01	0.05	0.04
Facilities restructuring and facility lease termination costs	—	—	—	0.01
Building operating expense (1)	0.03	—	0.04	0.01
Acquisitions and other charges	0.01	0.02	0.02	0.02
Share-based compensation	0.13	0.10	0.40	0.28
Income tax adjustments	—	(0.05)	(0.13)	(0.15)
Diluted Non-GAAP net income per share	$0.33	$0.27	$0.95	$0.91

Shares used in computing diluted Non-GAAP net income per share	111,501	111,776	111,372	112,518
________________

(1)
Represents expense from operating current headquarters buildings purchased in February 2012 prior to occupancy in September 2013 by Informatica, and expense from operating former headquarters buildings subsequent to the occupancy of current headquarters in September 2013. The Company previously reported the expense for the current headquarters buildings in periods prior to the purchase as a part of “Facilities restructuring charges (benefit) - Operating expenses.”